                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP

                                DECEMBER 31, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

 1. Statement of Cash Available for Distribution for the:

                                                                                  Year Ended            Three Months Ended
                                                                               December 31, 1998         December 31, 1998
                                                                               -----------------         -----------------
      Net Loss:                                                               $         (52,000)         $         (95,000)

           Add:   Distribution received from Local Limited Partnership                  250,000                    250,000
                  Depreciation                                                          178,000                     44,000
                  Amortization                                                            4,000                      1,000
                  Equity in loss of local limited partnership                            44,000                     28,000
                  Cash from reserves                                                          -                     49,000
           Less:  Cash to reserves                                                      (65,000)                         -
                                                                              ------------------         ------------------

           Cash Available for Distribution                                    $         359,000          $         277,000
                                                                              ==================         ==================

           Distributions allocated to General Partners                        $           8,000          $           2,000
                                                                              ==================         ==================

           Distributions allocated to Limited Partners                        $         351,000          $         275,000
                                                                              ==================         ==================

 2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1998:

            Entity Receiving                                  Form of
              Compensation                                 Compensation                                         Amount
            ----------------                               ------------                                         ------
      General Partners                 Interest in Cash Available for Distribution                       $           2,000

      WFC Realty Co., Inc.             Interest in Cash Available for Distribution                       $               5
      (Initial limited partner)